UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code: 203-425-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 31, 2006, NYFIX, Inc. (the “Company”) executed an Employment Agreement through December 31, 2007 between the Company and Steven R. Vigliotti (the “Vigliotti Agreement”), pursuant to which Mr. Vigliotti became the Company’s Chief Financial Officer. Mr. Vigliotti’s annual base salary for 2006 is $400,000 and he has a target bonus for 2006 of $100,000, with the actual bonus calculated on the basis of the Company’s success in achieving certain of its goals specified in its 2006 budget and varying between 50% and 200% of the target bonus. In subsequent years, Mr. Vigliotti’s target bonus will be no less than 25% of his annual base salary and will be based on individual and corporate goals agreed to by the Company and Mr. Vigliotti prior to, or within two months after the start, of each calendar year. Mr. Vigliotti’s actual bonus in each such successive calendar year will be calculated on the basis of achievement of the specified goals, varying between 50% and 200% of the target bonus. The Company may terminate the Vigliotti Agreement prior to December 31, 2007 in limited circumstances specified in that agreement. After December 31, 2007, the Vigliotti Agreement extends on an annual basis for an additional year unless either party provides notice of non-renewal as specified in the agreement. Unless the Company terminates Mr. Vigliotti’s employment for Cause or Mr. Vigliotti terminates his employment Without Good Reason (as defined in the Vigliotti Agreement), Mr. Vigliotti receives a severance equal to his base salary for the remainder of the term of the agreement, or one year, whichever is greater. If termination of Mr. Vigliotti’s employment occurs after a Change in Control (as defined in the Vigliotti Agreement), he receives a severance equal to either two times or three times his base salary and annualized target bonus, depending on whether he has been granted equity compensation awards that are at least 50% vested as of the termination of his employment, as further described in the Vigliotti Agreement. The Company and Mr. Vigliotti have agreed to negotiate in good faith promptly following the execution of the Vigliotti Agreement an agreement under which Mr. Vigliotti renders services to the Company as a consultant following the termination of his employment by the Company other than for Cause or by the Executive for Good Reason. The Vigliotti Agreement is attached hereto and incorporated herein as Exhibit 10.1.

Effective January 31, 2006, the Company executed an Executive Agreement between the Company and Mark R. Hahn (the “Hahn Agreement”). The Hahn Agreement has a term until June 30, 2006 and provides for an annualized base salary of $330,750, a bonus of $52,625 payable on January 31, 2006 and a bonus of $25,000, payable if certain conditions are met as set forth in the Hahn Agreement. The Company or Mr. Hahn may terminate the Hahn Agreement as set forth in that agreement. Mr. Hahn will receive a severance equal to 12 months of his base salary if the agreement expires by its terms on June 30, 2006. Where the Company terminates Mr. Hahn’s employment without Cause or Mr. Hahn terminates his employment With Good Reason (both as defined in the Hahn Agreement), Mr. Hahn will receive as severance his base salary thorough June 30, 2006 plus an amount equal to 12 months of his base salary. Mr. Hahn will also receive continuation of medical and dental benefits after termination paid by the Company for up to eighteen months, and in certain circumstances for a longer period of time, all as set forth in the Hahn Agreement. The Hahn Agreement is attached hereto and incorporated herein as Exhibit 10.2.

Effective January 31, 2006, Mark R. Hahn relinquished his title of Chief Financial Officer and Executive Officer of the Company by resignation and assumed the role of Senior Vice President - Finance, reporting to Steven R. Vigliotti, Chief Financial Officer of the Company. Mr. Vigliotti assumes responsibility for all aspects of the Company’s Finance Department, including all Finance Department functions that previously reported to Jay Shaffer, who is now Executive Vice President – Administration.

On February 1, 2006, the Company issued a press release regarding its hiring of Mr. Vigliotti and the change in Mr. Hahn’s position. This press release is attached as Exhibit 10.3.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective January 31, 2006, the Company and Mark R. Hahn mutually agreed to terminate the Executive Agreement between the Company and Mr. Hahn dated January 1, 2003. That agreement has been superseded by the Executive Agreement between the Company and Mr. Hahn executed on January 31, 2006. See item 1.01 above.

Item 5.02.	Departure of Principal Officers; Appointment of Principal Officers.

Effective January 31, 2006, Mark R. Hahn relinquished his role as Chief Financial Officer of the Company by resignation and assumed the role of Senior Vice President - Finance, reporting to Steven R. Vigliotti, Chief Financial Officer of the Company.

Effective January 31, 2006, the Company executed the Employment Agreement between the Company and Steven R. Vigliotti, age 38, pursuant to which Mr. Vigliotti became the Company’s Chief Financial Officer. Mr. Vigliotti served as the Chief Financial Officer of Maxcor Financial Group Inc. (“Maxcor”), from November 2001, and Treasurer of that company, from December 1998, until May 2005, when Maxcor was sold. Mr. Vigliotti continued with Maxcor thereafter until August 2005. Mr. Vigliotti also served as the Chief Financial Officer of Euro Brokers, a wholly-owned subsidiary of Maxcor, from May 1998, and as the Chief Financial Officer of a number of Euro Brokers’ subsidiaries from July 1998, until May 2005. From 1991 to 1998, Mr. Viglotti was employed by the accounting firm of BDO Seidman, LLP, lastly as an Audit Partner in that firm’s financial services group. Mr. Vigliotti is a certified public accountant and received his B.B.A. degree in accounting from Hofstra University in 1990. Prior to executing the Executive Agreement with the Company effective January 31, 2006, and aside from executing contracts on behalf of Maxcor, a client of the Company and its affiliates, Mr. Vigliotti had not had any transactions with the Company or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

	Exhibit No.	Exhibits

	10.1	Employment Agreement effective January 31, 2006 between NYFIX, Inc. and Mr. Steven R. Vigliotti

	10.2	Executive Agreement effective January 31, 2006 between NYFIX, Inc. and Mr. Mark R. Hahn

	10.3	Press release of NYFIX, Inc. dated February 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo
Name:	Brian Bellardo
Title:	Secretary

Dated: February 1, 2006

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